Exhibit C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
       Electric distribution plant                                  $ 1,535,436
       General plant                                                    254,096
                                                                 --------------
             Total Electric Plant                                     1,789,532
       Less - Accumulated depreciation                                 (676,817)
                                                                 --------------
             Total Fixed Assets                                       1,112,715

Current Assets
       Cash and cash equivalents                                        112,676
       Short-term investments                                            10,191
       Accounts receivable                                               23,808
       Notes receivable                                                  58,147
       Advances to affiliates                                                33
       Inventories                                                       19,082
       Other current assets                                             160,432
                                                                 --------------
             Total Current Assets                                       384,369

Other Assets
       Goodwill                                                       1,187,383
       Prepaid benefit costs                                             53,114
       Notes receivable                                                  28,533
       Equity investments and other                                     263,962
                                                                 --------------
             Total Other Assets                                       1,532,992

            Total Assets                                            $ 3,030,076
                                                                 ==============

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                        $ 1
       Paid-in capital                                                 829,000
       Retained earnings                                               310,548
       Foreign currency translation and other                          (87,655)
                                                                 --------------
                                                                     1,051,894

      Long-term debt                                                 1,094,989

Current Liabilities
       Accounts payable                                                 98,811
       Advances from affiliates                                        174,870
       Accrued interest payable                                         34,812
       Loan notes                                                       17,385
       Accrued taxes payable                                            88,726
       Customer prepayments                                             29,931
       Current portion of long term debt                                 9,416
       Other                                                           145,475
                                                                 --------------
                                                                       599,426
Deferred Credits
       Deferred tax liability                                          258,163
       Other                                                            25,604
                                                                 --------------
             Total Deferred Credits                                    283,767

                                                                 --------------
             Total Capitalization and Liabilities                  $ 3,030,076
                                                                 ==============